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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 4, 2002 for Jefferson Pilot Financial Insurance Company and Subsidiaries and March 29, 2002 for JPF Separate Account C in Post-Effective Amendment No. 7 to the Registration Statement (Form S-6 No. 333-01781) under the Securities Act of 1933 and related Prospectus for the registration of units of interest in the JPF Separate Account C under the Ensemble SL survivorship flexible premium variable life insurance policies offered by Jefferson Pilot Financial Insurance Company.

                                                    /s/ ERNST & YOUNG LLP


Greensboro, North Carolina
April 29, 2002